UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2013

ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

000-18122 (Commission File Number)	87-0454148 (IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   386-736-4890

N/A

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

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Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jason Young as President and Chief Executive Officer

Effective as of August 7, 2013, Mr. Jason Young has been appointed as the President and Chief Executive Officer of ARC Group Worldwide, Inc. (the “Company”).  Mr. Young was appointed as a member of the Board of Directors (the “Board”) of the Company in October 2008 and was appointed as Chairman of the Board November 2008.  Mr. Young also served as the Chief Executive Officer of the Company from November 2008 to August 2011.  Since 2005, Mr. Young has been a Managing Director at Quadrant Management, Inc., where he is responsible for making investments in US and emerging market companies, where he frequently serves in active Management or Director level roles.  In 2008, Mr. Young co-founded Vanterra Capital and has served as a Managing Partner since then.  Mr. Young has served as Chairman of Yola, Inc. since 2011.  From 2000 to 2005, Mr. Young worked for Merrill Lynch in the Investment Banking Group and later in the Global Principal Investment Group. From 1999 to 2000, he was an Analyst at Helicon Capital Management, a hedge fund and venture capital investment firm.  He holds a BA in International Economics from UCLA.  Because of his employment with Quadrant Management, Inc., which is under common control with the Brean Murray Carret Group, Inc., Mr. Young is deemed to be an affiliate of the Brean Murray Carret Group, Inc., which is the majority stockholder of the Company.

Mr. Young’s compensation for his services as the Company’s President and Chief Executive Officer shall be $350,000 per annum.

Appointment of Eddie Neely to the Board

Effective as of August 7, 2013, Eddie Neely has been appointed as a member of the Board. Mr. Neely shall serve as a member of the Board’s Audit Committee and Compensation Committee. Mr. Neely shall serve as the Company’s designated Audit Committee Financial Expert.

Mr. Neely previously served as an executive at Alpha Natural Resources, Inc. (NYSE: ANR), holding positions as the CFO and Chief Risk Officer.  Before joining ANR, Mr. Neely was CFO of Whites Fresh Food, Inc., a family-owned supermarket chain.  He also served as Controller for Hunt Assisted Living, LLC, and Director of Accounting for The Brink’s Company and held various accounting and finance positions with Pittston and its subsidiaries prior to that.  Mr. Neely graduated Magna Cum Laude with a B.S. in Accounting from East Tennessee State University.  Mr. Neely is also a Certified Public Accountant and served in the US Army.

Mr. Neely shall receive the same compensation for his service on our Board of Directors that the Company provides to the other independent directors, an annual fee of $40,000.

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Resignation of Robert Marten as President and Chief Executive Officer

Effective as of August 7, 2013, Mr. Robert Marten has resigned as the President and Chief Executive Officer of the Company. Mr. Marten will remain a member of the Board and will continue to serve as the Chief Executive Officer of the Company’s subsidiaries FloMet LLC and Advanced Forming Technologies, Inc. (both the U.S. and Hungarian units). Mr. Marten has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Resignation of Jerrold Abrahams from the Board

Effective as of August 7, 2013, Mr. Jerrold Abrahams has resigned as a member of the Board. Mr. Abrahams has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices with regard to the cessation of his or her services.

Item 8.01:	Other Events.

Press Release

On August 8, 2013, the Company issued a press release, attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1 Press Release dated August 8, 2013.

# # #

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.

Date: August 15, 2013	By:	/s/ Jason T. Young
	Name:	Jason T. Young
	Title:	President and Chief Executive Officer

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